STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") is made by and among MGN Group LLC ("Seller") and First Mutual Bancshares Incorporated, a financial holding company organized under the laws of the state of Washington ("Purchaser"). Seller is currently the owner of 1,019,256 shares of common stock, par value $1.00 per share ("Stock"), of Purchaser and desires to sell the Stock to Purchaser on the terms and conditions set forth in this Agreement. Purchaser desires to purchase such Stock on the terms and conditions set forth in this Agreement. Purchaser has signed a letter of intent dated May 30, 2002 ("Letter of Intent") with Bear Stearns & Co. Inc. in connection with a proposed issue of $9 million of Trust Preferred Securities (the "Trust Preferred Financing"). In consideration of the mutual promises set forth herein as well other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree:

1.       Purchase and Sale

         (a) At the Closing as set forth below, Seller will sell and Purchaser will purchase 1,019,256 shares of Stock from the Sellers for the price of $15.50 per share for an aggregate price of $15,798,468. Such purchase price shall be paid for in full, by certified or bank cashier's check, at the Closing. At the Closing Seller shall sell, convey, transfer and deliver to Purchaser all right, title and interest in and to the Stock, free and clear of all liens, security interests, claims, charges and encumbrances of any nature whatsoever, and deliver to Purchaser certificates representing the Stock, duly executed in blank or accompanied by duly executed instruments of transfer. In the event there is any change in the Stock through the declaration of a stock dividend or other extraordinary non-cash dividend, through a stock split, through a recapitalization or through a combination or exchange of shares, the number of shares and the purchase price for each share shall be appropriately adjusted. Seller shall be entitled to receive and retain any cash dividends declared in respect of the Stock prior to the Closing, whether or not such dividends are paid prior to Closing, provided that either (x) the record date is on or before June 12, 2002 or (y) Seller is the holder of record on the record date established for the determination of holders of common stock entitled to receive such dividend.

         (b) Notwithstanding Section 1(a) above, in the event any Significant Transaction (as defined at Section 3(a) below), is proposed or is contemplated by Purchaser or any of its subsidiaries prior to the Closing, which would involve the acquisition by any person (including without limitation by way of tender offer) of a majority of the common shares of the Purchaser or a majority of the assets of Purchaser or any of its subsidiaries, or any merger, consolidation, or business combination with, or any recapitalization or restructuring or any similar transaction involving the Purchaser or any of its subsidiaries, upon notice to Purchaser by Seller, the obligation of the Seller to sell it Stock pursuant to this Agreement shall be suspended for a period of time (the "Suspension Period") ending on the date 10 business days following the date of the consummation of such proposed transaction or its earlier termination without consummation. Prior to the expiration of the Suspension Period, Seller shall have the right to elect to participate in such transaction on the same terms as the other holders of common shares. If Seller elects to participate in such transaction, and such transaction closes, Seller's obligations hereunder shall be terminated. Purchaser agrees to give prompt written notice to Seller of any Significant Transaction that is proposed or contemplated at any time prior to closing.

2.       Closing

         Subject to Section 1(b), the Closing will occur at the offices of Foster Pepper & Shefelman, Seattle,Washington on a date five (5) business days after Purchaser has given notice to Seller that it has completed the Trust Preferred Financing, or at such other time as the Purchaser and Seller agree upon prior to such date. In the event of the occurrence of a Suspension Period, unless Seller's obligations hereunder are terminated in connection with the Significant Transaction, the Closing shall occur on the date five business days after the termination of such Suspension Period or after the completion of the Trust Preferred Financing, whichever is later, or at such other time as the Purchaser and Seller agree prior to such date. Purchaser agrees to utilize its best efforts to close the Trust Preferred Financing as soon as possible and no later than August 1, 2002 and agrees to accept the terms proposed by Bear Stearns for the Trust Preferred Financing in the Letter of Intent (a copy of which has been provided to Seller) and agrees that the only contingency to the close of the Trust Preferred Financing shall be the refusal of Bear Stearns to close such Trust Preferred Financing.

3. Representations, Warranties and Agreements of Purchaser. Purchaser represents to, warrants to and agrees with Seller:

     a.  Disclosure.  Purchaser  has filed all  reports  required to be filed by
Section 13 of the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder (the "Exchange Act") during the preceding 12 months, and at the time of filing, such reports complied in all material respects with the requirements of the Exchange Act. None of Purchaser or any of its affiliates is currently engaged in any ongoing discussions or has any current intent to engage in any discussions with any person for the purposes of any acquisition or purchase of a majority of the stock or assets of Purchaser or any of its subsidiaries or, other than the Trust Preferred Financing, any public offering, private placement or other material purchase or sale of any equity securities of the Purchaser or any of its subsidiaries (including without limitation by way of tender offer), or any merger, consolidation, or business combination with, or any recapitalization or restructuring or any similar transaction involving the Purchaser or any of its subsidiaries (each of the foregoing being referred to as a "Significant Transaction"), and neither the Purchaser nor any of its affiliates has retained, is currently engaged in any ongoing discussions to retain or has any current intent to engage in any discussions to retain any investment banker or financial advisor in connection with any Significant Transaction.

     b. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington.

     c. Authorization. Purchaser has all the requisite right, power and authority to execute, deliver and perform this Agreement, purchase the Stock and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, fully enforceable in accordance with its terms. Performance by the Purchaser in accordance with the terms of this Agreement will not violate RCW23B.06.400. No vote of the stockholders of Purchaser is required, under applicable laws, rules and regulations and applicable listing requirements, in connection with Purchaser's purchase of the Stock.

     d. No Finder. Purchaser has not taken any action which would give to any firm, corporation, agency or other person a right toa finder's fee or any type of brokerage commission in relation to or in connection with the purchaser of the Stock.

     e. No Violations; Approvals. The execution, delivery and performance by Purchaser of this Agreement and the compliance with the provisions hereof do not violate, conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the Articles of Incorporation or bylaws of the Purchaser, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, regulatory body, administrative agency or other regulatory body applicable to the Purchaser or any of its properties or assets or (iii) any contract or agreement affecting the Purchaser. No consent, approval, authorization or other order of any third party, or any court, regulatory body, administrative agency or other governmental or other regulatory body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for any appropriate approvals from the Federal Reserve Board. Purchaser shall take such action as may be necessary to obtain any such required approvals or non-objections necessary and to provide appropriate notices regarding the purchase of Stock prior to Closing.

4. Representations, Warranties and Agreements of Seller. Seller represents to, warrants to and agrees with Purchaser:

     a. Title to Shares. Seller is the record and beneficial owner of and has legal and valid title to the Stock free and clear of all rights of repurchase, rights of first refusal or any other rights of any third party, liens, pledges, charges, claims and other encumbrances actual or, to its knowledge, alleged. Delivery of the Stock to Purchaser at the Closing pursuant to Section 2 of this Agreement will transfer to Purchaser legal and valid title to the Stock, free and clear of any liens, pledges, charges, claims or other encumbrances.

     b. Authorization. Subject to the approval of the Board of Managers of Seller, and subject to any approval that may be required from the Federal Reserve Board, Seller has all requisite right, power and authority to execute, deliver and perform this Agreement, transfer and deliver the Stock and to consummate the transactions contemplated hereby. Subject to the approval of Seller's Board of Managers and any approval that may be required from the Federal Reserve Board, this Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes the valid and binding obligation of Seller, fully enforceable in accordance with its terms. Receipt of the approval of the Board of Managersof Seller is a condition to Seller's obligations hereunder, provided that Purchaser may terminate this Agreement if such approval has not been obtained prior to June 10, 2002. Receipt of any required approval from the Federal Reserve Board is also a condition to Seller's obligation hereunder and Seller agrees to use its reasonable best efforts to obtain any such approval.

     c. No Finder. Seller has not taken any action which would give to any firm, corporation, agency or other person a right to a finder's fee or any type of brokerage commission in relation to or in connection with the purchase of the Stock.

5.       Expenses

         Each party shall be responsible for its own costs and expenses in connection with this transaction; provided, that the prevailing party in any action or claim based upon the breach the representations and warranties or brought to enforce the compliance with the agreements contained herein shall be entitled to recover the amount of any liabilities or expenses, including any legal or other fees or expenses reasonably incurred by such party, in connection with any such action or claim.

6.       Termination

         (a) In addition to its rights under Section 1(b), Seller may, at its sole discretion, terminate this Agreement only if the Closing has not occurred by August 1, 2002. Either party may terminate this Agreement if the representations and warranties made by the other party in this Agreement are false and, if such falsity is susceptible of cure, such falsity has not been cured within ten (10) days of notice by the terminating party to the other party.

         (b) The obligations of each party to proceed with Closing pursuant to this Agreement is subject , in addition to other conditions that may be specified herein, to the following conditions:

     (i) The representations and warranties of the other party contained herein shall be true and correct on and as of the date of Closing; and

     (ii) There shall not be then pending any order or injunction preventing the consummation of the transactions contemplated by this Agreement.

7.       Notices

         All notices, requests, demands or other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been given when delivered in person or transmitted by facsimile or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, if to the Seller, to

                           MGN Group LLC
                           1300 Norton Building
                           801 Second Avenue
                           Seattle, WA  98104
                           Attention:  Mr. William Clapp

                  if to the Purchaser, to

                           First Mutual Bancshares Incorporated
                           400 - 108th Avenue NE
                           Bellevue, Washington 98004
                           Attention:  John Valaas, President

                  or to such other addresses either party may designate by giving notice in writing to the other party.


8.       Public Announcements

         The parties shall cooperate in connection with the issuance of a mutually agreeable press release or other public announcement to be issued promptly following execution of this Agreement. Other than the announcement contemplated by the foregoing sentence and except as required by law, neither party shall make any public announcement or disclosure in respect of this Agreement or the transactions, without the prior written consent of the other. Prior to making any announcement or disclosure that a party believes is required by applicable law, the party making such announcement or disclosure shall consult with the other party regarding the contents of the same.


9.       Entire Agreement, Amendment

         This Agreement constitutes the entire Agreement among the parties and supersedes any prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof and may not be amended, modified or terminated unless by a written instrument executed by the parties sought to be bound.

10.      Successors and Assigns

         This Agreement shall inure to the benefit of the successors and assigns of the Purchaser and Seller and be binding upon Purchaser and Seller, and their respective successors and assigns.

11.      Third Parties

         Nothing in this Agreement, whether express or implied, is intended to confer any right or remedies on any person other than the parties to this Agreement, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party, nor shall any provision give any third party any right of subrogation or action against any party to this Agreement.

12.      Jurisdiction, Venue and Governing Law

         This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the internal laws of the State of Washington. The parties agree that they shall not bring any action arising out of this Agreement or the transactions contemplated hereby, in any state or federal court other than any state or federal court of competent jurisdiction sitting within King County, Washington.. In the event of any action arising out of this Agreement or the transactions contemplated hereby, the parties agree to the exclusive jurisdiction of any state or federal court of competent jurisdiction sitting in King County, Washington. The parties hereby irrevocably waive any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action in such jurisdiction.

13.      Survival

         The representations, warranties, covenants and agreements set for in this Agreement will survive the Closing of the transaction contemplated in this Agreement. The representations and warranties in this Agreement shall be deemed made again on and as of the Closing.

14.      Time is of the Essence

         Time is of the essence in this Agreement.

15.      Further Assurances

         Seller will execute and deliver such further instruments of conveyance and transfer and take such additional actions as Purchaser may reasonably request to effect, consummate, confirm or evidence the transactions contemplated in this Agreement.

16.      Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and shall become effective when each of the parties hereto has signed and delivered to the other parties a copy of this Agreement, whether or not all parties have signed the same copy.


         EXECUTED THIS 31st day of May, 2002.

PURCHASER:              FIRST MUTUAL BANCSHARES



                        By        /s/ John R. Valaas
                                 -----------------------------------------------
                        Its      President and CEO
                                 -----------------------------------------------



SELLER:                 MGN GROUP LLC



                        By       /s/ Greg Stevenson
                                 -----------------------------------------------
                        Its      Manager
                                 -----------------------------------------------